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                                                                   Exhibit 21.01


                           BROOKS-PRI AUTOMATION, INC.
                         Subsidiaries of the Registrant

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
Name                                                             Jurisdiction
----                                                             ------------
AutoSimulations Asia Pacific Pte Ltd.                            Singapore
AutoSimulations Ltd.                                             United Kingdom
Auto-Soft Ltd.                                                   Scotland
Brooks-PRI Automation (Switzerland) GmbH                         Switzerland
Brooks-PRI  Automation Asia Ltd.                                 Korea
Brooks-PRI Automation (Germany) GmbH                             Germany
Brooks-PRI Automation Holding (Belgium) BV B.A.                  Belgium
Brooks-PRI Automation Holding (Germany) GmbH                     Germany
Brooks Automation International, Inc.                            Barbados
Brooks-PRI Automation (Japan) K.K.                               Japan
Brooks- PRI Automation Korea, Ltd.                               Korea
Brooks-PRI Automation (UK) Ltd.                                  United Kingdom
Brooks-PRI Automation Luxembourg S.A.R.L.                        Luxembourg
Brooks Automation Massachusetts Securities Corporation           Massachusetts
Brooks-PRI Automation (Belgium) NV                               Belgium
Brooks Automation Offshore International                         Caymans
Brooks-PRI Automation (Singapore) Pte Ltd.                       Singapore
Brooks-PRI Automation (France) SAS                               France
Brooks-PRI Automation (Malaysia) SDN. BHD.                       Malaysia
Brooks Automation Software Corporation                           Canada
Brooks-PRI Automation (Taiwan) Company Ltd.                      Taiwan
Brooks-PRI Automation (The Netherlands) B.V.                     The Netherlands
Brooks-PRI Automation (Ireland) Ltd.                             Ireland
Hermos Informatik GmbH                                           Germany
PRI Automation SDN. BHD.                                         Malaysia
PRI Automation Taiwan Ltd.                                       Taiwan
PRI Automation GmbH                                              Germany
PRI Automation Israel, Inc.                                      Israel
PRI Automation Singapore Pte. Ltd.                               Singapore
PRI Korea Ltd.                                                   Korea
PRI Automation Ltd.                                              Ireland
Interval Logic Corporation                                       Massachusetts
1325949 Ontario Inc.                                             Canada
Brooks-PRI Automation (Canada), Inc.                             Canada
Promis Systems Corp.Ltd.                                         Hong Kong
Promis Systems Corp. GmbH                                        Germany
Promis Systems Corp. Pte. Ltd.                                   Singapore
PRI Holdings, Inc.                                               Massachusetts
PRI International Holdings, Inc.                                 Massachusetts
PRI Switzerland, Inc.                                            Massachusetts
PRI Automation Switzerland AG                                    Switzerland
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